                                                                    Exhibit 99.3

BEHAVIORAL HEALTHCARE CORPORATION

    The following historical financial results of Behavioral Healthcare Corporation are unaudited, preliminary and subject to change upon completion of an audit.

                       HISTORICAL FINANCIAL RESULTS - BHC

                                  TWELVE MONTHS ENDED DECEMBER 31,    THREE MONTHS ENDED MARCH 31,
                                ----------------------------------    ----------------------------
($ in millions)                   2002         2003         2004        2004                2005         LTM 3/31/05
---------------                 --------     --------     --------    -------             --------       -----------
REVENUE                         $  241.9     $  267.6     $  294.3    $  73.1             $  79.9         $  301.1

   Salaries/Wages               $  134.3     $  148.4     $  167.2    $  41.3             $  44.4         $  170.4
   Professional Fees                28.3         29.2         32.7        8.1                 7.7             32.4
   Supplies                         13.5         14.5         15.6        3.8                 4.1             15.9
   Rentals/Leases                    5.2          5.5          5.9        1.4                 1.3              5.8
   Provision for Bad Debts           6.0          6.2          7.2        2.1                 2.6              7.7
   Other Operating Expenses         12.6         13.1         14.8        3.2                 3.4             14.9
   Depreciation and
     Amortization                    2.2          2.5          3.7        0.4                 1.2              4.4
   Interest Expense, Net             8.5          4.9          2.9        1.7                (0.9)             0.2
   Management Fees                  18.4         12.3         16.5        4.3                 3.2             15.4
   Impairment /
     Restructuring                   0.1            -            -          -                   -                -
   Loss (Gain) on
     Divestitures                   (1.2)        (0.6)           -          -                   -                -
   Other Expenses                    6.0          6.2          7.1        1.6                 1.8              7.2
                                --------     --------     --------    -------             -------         --------
TOTAL EXPENSES                  $  233.9     $  242.2     $  273.6    $  68.0             $  68.8         $  274.3

Income from Continuing
 Operations before Income
 Taxes                          $    8.0     $   25.4     $   20.7    $   5.1             $  11.2         $   26.7

   Provision for Income
    Taxes                            4.3         10.8          9.3          -                   -              9.3
   Discontinued Operations           1.6          1.7          3.9        0.6                 0.2              3.5

NET INCOME                      $    5.2     $   16.3     $   15.3    $   5.7             $  11.3         $   20.9
                                --------     --------     --------    -------             -------         --------
ADJUSTED EBITDA                 $   35.9     $   44.5     $   43.7    $  11.6             $  14.6         $   46.8
% Margin                            14.9%        16.6%        14.9%      15.8%               18.3%            15.5%

ADJUSTED EBIT                   $   33.7     $   42.0     $   40.0    $  11.1             $  13.4         $   42.3
% Margin                            13.9%        15.7%        13.6%      15.2%               16.8%            14.1%
                                --------     --------     --------    -------             -------         --------

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 BEHAVIORAL HEALTHCARE CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF ARDENT HEALTH
                                  SERVICES LLC
   RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED
                               EBITDA (UNAUDITED)
                                 (in thousands)

                                                     THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                          MARCH 31,                      DECEMBER 31,
                                                   ----------------------     -----------------------------------
                                        LTM          2005          2004         2004         2003          2002
                                      --------     --------      --------     --------     --------      --------
Income from continuing operations     $ 17,413     $ 11,151      $  5,100     $ 11,362     $ 14,573      $  3,696
Provision for income taxes               9,340            -             -        9,340       10,829         4,310
Interest expense                           173         (932)        1,749        2,854        4,940         8,481
Depreciation and amortization            4,421        1,199           442        3,664        2,501         2,203
                                      --------     --------      --------     --------     --------      --------
EBITDA                                $ 31,347     $ 11,418      $  7,291     $ 27,220     $ 32,843      $ 18,690
                                      --------     --------      --------     --------     --------      --------
  Other expenses:
     Management Fee paid to Ardent      15,416        3,192         4,259       16,483       12,255        18,373
     Impairment / Restructuring              -            -             -            -            -            78
     Loss / (Gain) on Divestiture            -            -             -            -         (618)       (1,208)
                                      --------     --------      --------     --------     --------      --------
          Total other expenses        $ 15,416     $  3,192      $  4,259     $ 16,483     $ 11,637      $ 17,243
                                      --------     --------      --------     --------     --------      --------
Adjusted EBITDA (a)                   $ 46,763     $ 14,610      $ 11,550     $ 43,703     $ 44,480      $ 35,933
                                      ========     ========      ========     ========     ========      ========

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses." These other expenses may occur in future periods but the amounts recognized can very significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. BHC's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. BHC believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate BHC's overall performance and to compare BHC's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.